Exhibit 99.1

LIGHT & WONDER ADVANCES ITS CROSS-PLATFORM VISION WITH THE
ACQUISITION OF HOUSE ADVANTAGE ASSETS

Acquisition Enhances Light & Wonder’s Market Leading Systems Business with Differentiated
Omnichannel Player Loyalty Solutions

House Advantage Founder and CEO Jon Wolfe to Serve as SVP and President, Global
Systems and Services at Light & Wonder

LAS VEGAS – October 6, 2022 – Light & Wonder, Inc. (NASDAQ: LNW) (“Light & Wonder,” “L&W” or the “Company”), today announced that it has acquired substantially all of the assets of House Advantage, LLC (“HA” or “House Advantage”), a leading loyalty and marketing software and technology provider, in a cash transaction.

Founded in 2004 and based in Las Vegas and India, House Advantage develops loyalty solutions for the gaming and hospitality industries. House Advantage’s core platform, “HALo”, provides a comprehensive omnichannel loyalty and marketing solution by integrating and collecting data from multiple systems across land-based and digital channels. HALo’s unified technology layer offers an open framework for customers to seamlessly integrate House Advantage solutions into their casino management systems (CMS) to deliver highly tailored marketing programs and incentives.

“Loyalty is no longer just about a player’s card; it’s about the player journey across all touchpoints. By welcoming the HA team to L&W, we are strengthening our position and accelerating the transformation and growth of our systems business to drive greater value for our customers,” said Matt Wilson, interim Chief Executive Officer of L&W. “The addition of HA’s industry leading software and technology solutions allows us to capitalize on the growing convergence of digital and land-based gaming. With HALo, we gain a powerful omnichannel player loyalty solution that complements our current product family and enables us to deliver a truly differentiated offering. Further, HA adds stable, high-margin recurring revenue streams with significant growth potential to bolster cash flows for the benefit of all stakeholders.”

In connection with this transaction, Light & Wonder has named House Advantage Founder and CEO Jon Wolfe as SVP and President, Global Systems and Services and approximately 20 other employees of HA will become employees of Light & Wonder. Mr. Wolfe is an industry pioneer with more than 25 years of experience building leading business intelligence and customer information systems in the gaming and hospitality sector. He has a proven track record of driving significant growth and profitability by capitalizing on industry tailwinds and building strong relationships with the largest operators in the gaming and hospitality industry.

Mr. Wilson continued, “With House Advantage, we are also adding an extremely talented team to our incredible team of Creators around the world, including their visionary leader, Jon Wolfe. I am confident that Jon’s experience and expertise will help us advance our systems strategy and unleash the enormous potential of our systems team.”

“By joining Light & Wonder, we will be able to expand the reach of our solutions and gain resources to accelerate the development of cutting-edge technology to help customers optimize player management,” said Jon Wolfe. “Convergence of disparate platforms and unification of data across these platforms into a contiguous customer experience is our hallmark and we’re excited that Light & Wonder shares our player-centric mindset and our vision for creating a converged, cross-platform future.”

About Light & Wonder, Inc.
Light & Wonder, Inc. (formerly known as Scientific Games Corporation), is the global leader in cross-platform games and entertainment. Light & Wonder brings together approximately 6,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.
Media Inquiries:
Media@lnw.com

Forward-Looking Statements
In this press release, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results, or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in Light & Wonder's filings with the Securities and Exchange Commission (the “SEC”), including its current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2022 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Light & Wonder’s ongoing obligations under the U.S. federal securities laws, Light & Wonder undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Inquiries
Jim Bombassei, Senior Vice President of Investor Relations
jbombassei@lnw.com

Media Inquiries
Nick Lamplough / Lucas Pers / T.J. O’Sullivan, Joele Frank, Wilkinson Brimmer Katcher
+1 212 355 4449